Exhibit 5.1

November 17, 2023

Green Plains Inc.

1811 Aksarben Drive

Omaha, NE 68106

Re:	Registration Statement on Form S-4; Shares of Common Stock, par value $0.001 per share, of Green Plains Inc.

Ladies and Gentlemen:

We have acted as special counsel to Green Plains Inc., an Iowa corporation (“GPRE”), in connection with the proposed issuance of common stock, par value $0.001 per share, of GPRE (the “Shares”), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of September 16, 2023, by and among GPRE, GPLP Holdings Inc., a Delaware corporation and a wholly owned subsidiary of GPRE (“Holdings”), GPLP Merger Sub LLC, a Delaware limited lability company and a wholly owned subsidiary of Holdings (“Merger Sub”), Green Plains Partners LP, a Delaware limited partnership (“GPP”), and Green Plains Holdings LLC, a Delaware limited liability company and the general partner of GPP (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into GPP, with GPP surviving as an indirect, wholly owned subsidiary of GPRE.

The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2023 (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related consent solicitation statement/prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of GPRE and others as to factual matters without having independently verified such factual matters. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. With respect to the actions to be taken subsequent to the date hereof by the Board of Directors of GPRE or an authorized committee thereof, we have assumed that such actions will be taken at duly called meetings with a quorum of directors or committee members, as the case may be, present and acting throughout, or by unanimous written consent of all directors or committee members, as the case may be.

Husch Blackwell LLP

November 17, 2023

We are opining herein as to the Iowa Business Corporation Act (the “IBCA”), and we express no opinion with respect to any other laws. Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, upon issuance and delivery of the Shares in the manner contemplated by the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that GPRE will comply with all applicable notice requirements regarding uncertificated shares provided in the IBCA.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the consent solicitation statement/prospectus contained in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal development or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Yours very truly, /s/ HUSCH BLACKWELL LLP

Husch Blackwell LLP